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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report dated June 20, 2001 included in Eagle Bancshares, Inc.'s Form 10-K, into the Registrant's previously filed Registration Statements No. 333-15041, No. 333-49267, No. 333-36399, No. 333-00977, No. 333-14787, and No. 333-51770.

ARTHUR ANDERSEN LLP








Atlanta, Georgia
June 26, 2001